UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2017

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4310 Montreal, Quebec, Canada H3B 4W8

(Address of principal executive office)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2017, BioAmber Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, as the underwriter, to issue and sell 14,666,667 shares (the “Underwritten Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, together with warrants to purchase up to 14,666,667 shares of Common Stock with an initial exercise price of $0.75 per share of Common Stock (the “Underwritten Warrants”), subject to adjustment as described in the Underwritten Warrants, at a price to the public of $0.75 per fixed combination (the “Public Offering Price”) consisting of one share of Common Stock and associated Underwritten Warrant to purchase one share of Common Stock. The Underwritten Warrants have a term of five (5) years, exercisable upon the date of issuance. The Underwritten Shares and Underwritten Warrants were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-215408) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). The Offering closed on August 11, 2017.

The Company also granted the underwriter a 30-day option to purchase up to an additional 2.2 million Underwritten Shares and/or Underwritten Warrants to purchase 2.2 million Underwritten Shares at the Public Offering Price.

Concurrent with the Offering, the Company entered into subscription agreements (the “Subscription Agreements”) with certain of the Company’s officers and directors (collectively, the “Investors”) to issue and sell to the Investors in a private placement (the “Private Placement” and, together with the Underwritten Offering, the “Offerings”) an aggregate of 273,331 shares of Common Stock (the “Private Placement Shares”), together with warrants to purchase up to 273,331 shares of Common Stock with an initial exercise price of $0.75 per share of Common Stock (the “Private Placement Warrants” and, together with the Underwritten Warrants, the “Warrants”), subject to adjustment as described in the Private Placement Warrants, at a price per fixed combination equal to the Public Offering Price. The Company expects that the Private Placement will close on or about August 15, 2017, subject to the satisfaction of certain closing conditions.

The Company estimates that the net proceeds from the Offerings, assuming no exercise of the Warrants offered in the Offerings, to be approximately $10.3 million, after deducting underwriting discounts and estimated offering expenses payable by the Company. The Company expects to use the net proceeds from the Offerings for working capital and other general corporate purposes.

Pursuant to the terms of the Underwritten Warrants, the number of shares of Common Stock that may be acquired by any holder upon any exercise of any Warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise). The holder may elect to change this beneficial ownership limitation from 4.99% up to 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of common stock issuable upon such exercise) upon 61 days’ prior written notice. The Private Placement Warrants will not contain a beneficial ownership limitation.

If, at any time while the Warrants are outstanding, the Company undergoes a fundamental transaction, as described in the Warrants and generally including any consolidation or merger with or into another person, sale of all or substantially all of its assets, effecting any tender or exchange offer that is accepted by 50% or more of the outstanding Common Stock, any reclassification, reorganization or recapitalization of the Common Stock, or effecting a change of control of more than 50% of the Company’s outstanding shares of Common Stock, then the holder is entitled to receive, upon exercise of the Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrant, and any additional consideration payable as part of the fundamental transaction. Any successor to the Company or surviving entity is obligated to assume the obligations under the

Warrant. In addition, in the event the Company completes a fundamental transaction, the holders of the Warrants will have the right to require the Company or its successor, to repurchase the remaining unexercised portion of the Warrants at their then-current Black-Scholes Value (as defined) exercisable solely within thirty (30) days of the closing of a fundamental transaction.

Holders of Warrants must surrender payment in cash of the aggregate exercise price of the shares being acquired upon exercise of the Warrants.

Holders of Private Placement Warrants are entitled to a “cashless exercise” option at any time during the term of the Private Placement Warrants. Holders of Underwritten Warrants are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Underwritten Warrants. The “cashless exercise” option entitles the holders of Warrants to elect to receive fewer shares of Common Stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula based on the total number of shares with respect to which the Warrant is being exercised, the market price per share of Common Stock at the time of exercise and the applicable exercise price of the Warrants issued in the Underwritten Offering.

The Company will provide certain rescission rights and buy-in compensation to a holder if it fails to deliver the shares of Common Stock underlying the Warrants by the first trading day after the date on which delivery of the stock certificate is required by the Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if stock certificates are not timely delivered. The buy-in compensation applies if after the first trading day on which delivery of the stock certificate is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant. The Company is not required to issue fractional shares upon the exercise of the Warrants.

The Warrants contain full ratchet anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock or certain other issuances at a price below the then-existing exercise price of the Warrants, with certain exceptions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Each of the Subscription Agreements contains customary representations, warranties and agreements by the Company, and customary conditions to closing. The form of subscription agreement entered into by each of the Investors is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Underwritten Offering (including the Common Stock underlying the Underwritten Warrants) and the enforceability of the Underwritten Warrants is attached as Exhibit 5.1 hereto. Copies of the Underwriting Agreement, the Subscription Agreement, the Form of Underwritten Warrant and the Form of Private Placement Warrant are filed herewith as Exhibits 1.1, 4.1 and 4.2, and 99.1 respectively, and are incorporated herein by reference. The foregoing description of the Offerings and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Item 7.01	Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the proposed Offering and on August 8, 2017, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are furnished as Exhibits 99.2 and 99.3 hereto and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.2 and 99.3, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information in this Item 7.01, including Exhibits 99.2 and 99.3, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

This report shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of August 8, 2017 by and between BioAmber Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC.

4.1	Form of Warrant to Purchase Common Stock of BioAmber Inc.

4.2	Form of Warrant to Purchase Common Stock of BioAmber Inc. (Private Placement).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Form of Subscription Agreement (Private Placement).

99.2	Press Release, dated August 7, 2017.

99.3	Press Release, dated August 8, 2017.

Forward-Looking Statements

This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber, including but not limited to statements with respect to BioAmber’s anticipated use of the net proceeds of the Offerings and the timing of completion of the Private Placement. BioAmber may use words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “would,” “plan,” “projected” or the negative of such words or other similar words or phrases to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, changes in the price of BioAmber’s Common Stock, the satisfaction of customary closing conditions related to the Private Placement and other important risks and uncertainties contained in BioAmber’s public filings with the SEC, including the risks discussed under the heading “Item 1.A Risk Factors” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. You should consider these factors in evaluating the forward-looking statements included in this current report on Form 8-K and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.
Date: August 11, 2017	By: /s/ Fabrice Orecchioni Name: Fabrice Orecchioni
Title: President, Chief Operations Officer and Acting Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of August 8, 2017 by and between BioAmber Inc. and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC.

4.1	Form of Warrant to Purchase Common Stock of BioAmber Inc.

4.2	Form of Warrant to Purchase Common Stock of BioAmber Inc. (Private Placement).

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Form of Subscription Agreement (Private Placement).

99.2	Press Release, dated August 7, 2017.

99.3	Press Release, dated August 8, 2017.